EXHIBIT 99.2

CANADIAN SENATOR LARRY W. CAMPBELL JOINS
SINOBIOMED INC. AS A DIRECTOR

Shanghai, China - October 18, 2007 - Sinobiomed Inc. (“Sinobiomed”, or the “Company”) (OTCBB: SOBM) is pleased to announce that Canadian Senator Larry W. Campbell has joined Sinobiomed’s Board of Directors.

Senator Larry W. Campbell is 59 years old. Mr. Campbell joined the Royal Canadian Mounted Police in 1969, later joining the RCMP drug squad in 1973. In 1981, Mr. Campbell joined the British Columbia Coroner's Service in Vancouver and become the Chief Coroner for British Columbia in 1996. In 2002, he was elected as the Mayor of Vancouver, British Columbia. In August 2005, Mr. Campbell was summoned to the Senate of Canada by the Right Honourable Paul Martin. Senator Campbell is currently a member of the Senate Standing Committees on Aboriginal Peoples, Banking, Trade and Commerce, and Fisheries and Oceans. In addition, he is on the Board of Directors of the Canucks for Kids Foundation, CY Oriental Holdings Ltd., a listed public company on the TSX Venture Board - Symbol CYO, and sits on the Board of the Kaiser Foundation. Senator Campbell holds a Masters Degree in Business Administration (MBA) from City University in Vancouver, British Columbia.

“Sinobiomed is highly honoured to have Senator Campbell join our Board of Directors,” said Company president and CEO Banyun Yang. “We believe that his unique combination of experience in both government and business will be an invaluable benefit to the Company.”

ABOUT SINOBIOMED INC.

Sinobiomed Inc. is a leading Chinese developer of genetically engineered recombinant protein drugs and vaccines. Based in Shanghai, Sinobiomed currently has 10 products approved or in development: three on the market, four in clinical trials and three in research and development. The Company’s products respond to a wide range of diseases and conditions, including malaria, hepatitis, surgical bleeding, cancer, rheumatoid arthritis, diabetic ulcers and burns, and blood cell regeneration.

Contact:

Sinobiomed Investor Relations
Toll Free: 1-866-588-0829
Email: info@sinobiomed.com

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